NEWS RELEASE

CONTANGO ORE, INC.

Contango Provides Update on Manh Choh

FAIRBANKS, AK -- (May 8, 2024) -- Contango ORE, Inc. (“Contango” or the “Company”) (NYSE American: CTGO) is pleased to announce that its 30% owned Manh Choh project, operated by a subsidiary of Kinross Gold Corporation (“Kinross”), is on track for first production in early Q3 2024. Ore and waste mining are ongoing with the full mining fleet now in operation as planned. Following several months of orientation runs, transportation of ore to the Kinross Fort Knox mine, where the ore will be processed, continues to ramp up with all contracted trucks received, the majority of the drivers onboarded, and trailer manufacturing now complete.

At Fort Knox, mill modifications and site preparation remain on plan, including the completion of the ore delivery road and tie-ins for the pebble recycle conveyor. Building construction is advancing well, along with interior piping and electrical works.

Rick Van Nieuwenhuyse, the Company’s President and CEO commented, “We are very pleased with the progress made by Kinross at Manh Choh as the gold market tests new highs. First gold production from Manh Choh ores will be a huge milestone for Contango and the project. It demonstrates that new mines can be permitted and constructed in a timely manner when we are able to take advantage of existing infrastructure such as the Fort Knox mill, which has operated for 30 years without significant issue. Achieving this milestone validates Contango’s business model in identifying projects that meet three main criteria: 1) access to infrastructure (roads, rail and water); 2) sufficient grade to be able to pay for transportation to an existing mill facility, several of which are in Alaska and several along the coast of British Columbia; and 3) represent a simple project from a permitting viewpoint. Our Manh Choh and Lucky Shot projects meet these criteria as does our recently announced proposed transaction with HighGold and their Johnson Tract project, which is also located in Alaska. In approaching project development in this manner, we reduce the environmental footprint, permitting timelines and our capital commitments, all of which result in better returns for shareholders and stakeholders alike.”

HIGHLIGHTS

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Manh Choh has been mining and stock piling ore since August, 2023;
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Ore transport of direct shipping ore from the Manh Choh mine site to the Fort Knox stockpile commenced in November, 2023;
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All contracted trucks received, the majority of the drivers onboarded, trailer manufacturing now complete, and mill modifications remain on plan; and
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First Gold production is planned for early in Q3 2024.

ABOUT CONTANGO

Contango is a NYSE American listed company that engages in exploration for gold and associated minerals in Alaska. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by an indirect subsidiary of Kinross, operator of the Peak Gold JV. The Company also has a lease on the Lucky Shot project from the underlying owner, Alaska Hardrock Inc. and through its subsidiary has 100% ownership of approximately 8,600 acres of peripheral State of Alaska mining claims. Contango also owns a 100% interest in an additional approximately 145,000 acres of State of Alaska mining claims through its wholly owned subsidiary, which gives Contango the exclusive right to explore and develop minerals on these lands. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s exploration program or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACTS:

Contango ORE, Inc.
Rick Van Nieuwenhuyse

(907) 888-4273

www.contangoore.com